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                                                              EXHIBIT 23.4

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 31, 1996, with respect to the financial statements of Mississippi-I Gaming, L.P. included in the Registration Statement (Form S-4) and related Prospectus of Hollywood Park, Inc. for the registration of $125,000,000 Series B 9 1/2% Senior Subordinated Notes due 2007.

  We also consent to the incorporation by reference therein of our report dated October 31, 1996 with respect to the financial statement schedule of Mississippi-I Gaming, L.P. for the years ended September 30, 1996 and 1995 included in the Registration Statement (Form S-4) and related Prospectus of Hollywood Park, Inc. for the registration of $125,000,000 Series B 9 1/2% Senior Subordinated Notes Due 2007.

                                                              Ernst & Young LLP

New Orleans, Louisiana

January 26, 1998